EXHIBIT 16.1
                             FEDERATED EQUITY FUNDS
                         UNANIMOUS CONSENT OF TRUSTEES

       The undersigned, being all of the Trustees of Federated Equity Funds (the

"Trust"), hereby consent, in accordance with the laws of the Commonwealth of

Massachusetts and Article V of the Declaration of Trust, and Article V, Section

7 of the Bylaws of the Trust, to the adoption of the following resolution with the same effect as though it had been adopted at the meeting of the Trustees:


       RESOLVED,  that the Board hereby authorizes the Secretary and
                    Assistant Secretaries of the Trust named below to sign on behalf of the Trust the Registration Statement on Form N-14 relating to the proposed reorganization of Federated International Capital Appreciation Fund, a portfolio of Federated World Investment Series, Inc., into Federated InterContinental Fund, a portfolio of the Trust.

                    John W. McGonigle, Secretary
                    G. Andrew Bonnewell, Assistant Secretary
                    Andrew P. Cross, Assistant Secretary
                    Leslie K. Ross, Assistant Secretary
                    Todd P. Zerega, Assistant Secretary


       WITNESS the due execution hereof this 17th day of August, 2007.

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           John F. Donahue                Peter E. Madden
         /S/ John F. Donahue            /S/ Peter E. Madden
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           Thomas G. Bigley          Charles F. Mansfield, Jr.
         /S/ Thomas G. Bigley      /S/ Charles F. Mansfield, Jr.
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         John T. Conroy, Jr.            John E. Murray, Jr.
       /S/ John T. Conroy, Jr.        /S/ John E. Murray, Jr.
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       Nicholas P. Constantakis          Thomas M. O'Neill
     /S/ Nicholas P. Constantakis      /S/ Thomas M. O'Neill
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        John F. Cunningham               Marjorie P. Smuts
      /S/ John F. Cunningham           /S/ Marjorie P. Smuts
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      J. Christopher Donahue               John S. Walsh
    /S/ J. Christopher Donanue           /S/ John S. Walsh
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     Lawrence D. Ellis, M.D.               James F. Will
   /S/ Lawrence D. Ellis, M.D.           /S/ James F. Will



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